                                                                    EXHIBIT 10.N


                                           August 23, 1995



PMCT Inc.
1600 Smith Street
Houston, TX 77002

  Re:  Uncommitted Secured Demand Transactional Line of Credit Facility
       ----------------------------------------------------------------

Gentlemen:

     The purpose of the following is to outline the parameters of the uncommitted secured demand transactional line of credit facility (the "PMCT
                                                                      -----
FACILITY") which The First National Bank of Boston ("FNBB"), Internationale
--------                                             ----
Nederlanden (U.S.) Capital Corporation ("ING") and such other banks as may from
                                         ---
time to time become parties hereto by signing below or by executing an Instrument of Accession in the form of Exhibit A attached hereto (collectively, the "LENDERS") and FNBB, as agent for the Lenders (in such capacity, the
     -------
"AGENT"), are prepared to provide to PMCT Inc. ("BORROWER") for the issuance of
 -----                                           --------
standby letters of credit and demand loans (each an "ACCOMMODATION" and
                                                     -------------
collectively, the "ACCOMMODATIONS"). An "uncommitted secured demand
                   --------------
transactional line of credit facility" means that the Lenders shall have no obligation, under any circumstances, to issue, grant or make any Accommodation. Each request made by Borrower for an Accommodation shall be reviewed by the Lenders on a case by case basis and the decision to grant any Accommodation shall be made by the Lenders in their absolute and sole discretion in light of considerations which the Lenders in their sole discretion deem pertinent and irrespective of whether or not the Borrower is in compliance with any of the guidelines set forth in Schedule 4 hereto. The Lenders also reserve the right to summarily refuse any request for an Accommodation without any review as contemplated by the preceding sentence. Accordingly, the Lenders have no commitment to make any Accommodation available. FURTHERMORE, THE LENDERS MAY DEMAND REPAYMENT OF ANY AMOUNTS OUTSTANDING HEREUNDER OR WITH RESPECT TO ANY ACCOMMODATION AND, AS HEREINAFTER PROVIDED, PREPAYMENT OF ANY AND ALL UNDRAWN AMOUNTS AVAILABLE FOR DRAWING UNDER ANY ISSUED AND OUTSTANDING L/C (AS HEREINAFTER DEFINED) OR OF ANY OBLIGATIONS SECURED BY SUCH L/C AT ANY TIME IN THE LENDERS' SOLE DISCRETION.

     1.   THE FACILITY.   The parameters of the uncommitted secured demand
          ------------
transactional line of credit facility shall be as follows until further notice by the Agent and the Lenders:

          (a) BORROWER:  PMCT Inc., a Delaware corporation.
              --------

          (b) PMCT FACILITY AMOUNT:  The aggregate amount of the Accommodations
              --------------------
which may be made available by the Lenders and which will be allowed to be outstanding at any one time under the PMCT Facility shall be restricted to the lesser of (i) the PMCT Sublimit (as hereinafter defined) or (ii) the excess of
(x) an amount which shall be $70,000,000 during periods when the NYMEX price for West Texas Intermediate crude oil ("WTI") is equal to or less than $20.00 per
                                    ---
barrel and which shall increase by $2,500,000 for each $1.00 per barrel increase in the NYMEX price of WTI above $20.00 per barrel up to a maximum amount of $80,000,000, such increase in the amount of the PMCT Facility to be determined at the time of the issuance or advance of any Accommodation over (y) the then aggregate amount of the outstanding Accommodations made by the Lenders to or for the account of Plains Marketing & Transportation Inc., a Delaware corporation ("MARKETING") under that certain letter agreement of even date herewith, as
-----------
amended and in effect (the "MARKETING AGREEMENT"), among the Lenders, the Agent
                            -------------------
and Marketing (such lesser amount, as in effect from time to time under the PMCT Facility, hereinafter referred to as the "PMCT FACILITY AMOUNT"). PLEASE NOTE
                                          --------------------
THAT THE LENDERS MAY MODIFY THE AMOUNT OF THE PMCT FACILITY AMOUNT AT ANY TIME IN THEIR SOLE DISCRETION. In the event such modification results in a decrease in the PMCT Facility Amount below the then aggregate amount of outstanding Accommodations, the Borrower will within one (1) Business Day (as defined below, or as hereinafter provided, repay the amount of outstanding Accommodations in excess of the modified PMCT Facility Amount or prepay the undrawn amounts available for drawing under L/Cs in excess of the modified PMCT Facility Amount, unless notified otherwise by the Agent. As used herein, "BUSINESS DAY" shall
                                                         ------------
mean any day on which commercial lenders are not authorized or required to close in Boston, Massachusetts or New York,, New York.

          (c) LENDERS' SHARES:  Each Lender shall be offered the opportunity to
              ---------------
fund or participate in that percentage of every requested Accommodation as set forth opposite such Lender's name on Schedule 1 hereto (its "SCHEDULE 1
                                                             ----------
PERCENTAGE").  If any Lender shall decline to so fund or participate in such
----------
requested Accommodation, any combination of one or more of the other Lenders may additionally fund or purchase a participation in the requested Accommodation in the entire or a pro rata portion of such declining Lender's Schedule 1
                --------
Percentage of such Accommodation, provided that in no event shall any Lender's
                                  --------
interest in any Accommodation exceed a sum representing such Lender's Schedule 1 Percentage multiplied by the PMCT Facility Amount.

          (d) TYPES OF ACCOMMODATIONS; SUBLIMITS:  The types of and limits on
              ----------------------------------
Accommodations which may be made available under the PMCT Facility shall be the following:

               (i)   Standby Letters of Credit: Standby letters of credit having
                     -------------------------
          an expiration date no later than 70 days after the date of issuance, extension or renewal thereof issued for the account of Borrower to support the purchase and exchange by Borrower of crude oil from producers and other third parties (the "L/CS");
                                                  ----
               (ii)  Demand Loans: Demand loans which may be made by the Lenders
                     ------
          to Borrower in an aggregate amount at any time outstanding not to exceed $20,000,000 less the amount of Demand Loans then outstanding under the Marketing Agreement (the "DEMAND LOANS"), the proceeds of
                                              ------------
          which are to be used for any of the following purposes: (x) to finance the purchase and physical storage of crude oil which is fully hedged on the NYMEX and located in the terminalling and storage facilities owned by Plains Terminal & Transfer Corporation in Cushing, Oklahoma (the "CUSHING TERMINAL") or in transit in specified pipelines approved
                ----------------
          by the Lenders and listed on Schedule 5 hereto (the "CASH AND CARRY
                                       ----------              --------------
          PIPELINES") or (y) to finance up to ninety (90%) of the value,
          ---------
          calculated on a marked-to-market basis, of inventory designated by the requesting Borrower as so-called "working inventory" at the Cushing Terminal or as linefill in Cash and Carry Pipelines.

               (iii) PMCT Sublimit: For purposes hereof, "PMCT SUBLIMIT"
                     -------------                        -------------
          shall mean an amount equal to the lesser of (a) five (5) times Tangible Liquid Net Worth of PMCT or (b) $20,000,000. For purposes hereof, "TANGIBLE LIQUID NET WORTH" shall mean the excess of the total
                   -------------------------
          assets of PMCT as determined in accordance with generally accepted accounting principles ("GAAP"), over the total liabilities of PMCT as
                                  ----
          determined in accordance with GAAP, less the total book value of all assets of PMCT properly classified as intangible assets under GAAP; provided that the Tangible Liquid Net Worth of PMCT shall be deemed to
          ---------
          be zero unless at least $2,000,000 of cash, Cash Equivalents or fully hedged crude oil inventory valued on a marked to market basis, or any combination of the foregoing, is included therein; and provided,
                                                                 ---------
          further, that intercompany notes payable to PMCT by Plains Resources,
          -------
          Inc. ("RESOURCES") shall be included in the calculation of the
                 ---------
          Tangible Liquid Net Worth of PMCT (1)
          only if such promissory notes are payable on demand or within one year from the date on which such calculation is made and (2) only to the extent that the principal amount thereof does not at the time of such calculation exceed the unused borrowing base available to support additional revolving credit loans under that certain Second Amended and Restated Credit Agreement dated as of February 11, 1994, as amended, among Resources, ING, as agent, and the lenders named therein (the "RESOURCES CREDIT AGREEMENT"). "CASH EQUIVALENTS" means
                --------------------------      ----------------
          repurchase agreements and short term obligations issued or guaranteed as to principal and interest by the United States of America and having a maturity of not more than 12 months from the date of acquisition; short-term certificates of deposit issued by any bank organized under the laws of the United States of America or any state thereof if such bank has a short-term debt rating of not less than P-1 or A-1 or their equivalent by Moody's Investor Service or Standard & Poor's Corporation, respectively; short-term certificates of deposit issued by, and so-called Eurodollar "call deposits" at, any Lender or any foreign subsidiary or affiliates of such Lender, if any investments issued by such Lender or foreign subsidiary or affiliate, as applicable, has a rating of not less than A or its equivalent, or P-1 or A-1 or their equivalent, as applicable, by Moody's Investor Service or Standard & Poor's Corporation, respectively; or (d) commercial paper or finance company paper that is rated not less than P-1 or A-1 or their equivalents by Moody's Investor Service or Standard & Poor's Corporation, respectively.

      (e) EXPIRATION: (i) No request for any Accommodation may be made after the
          ----------
first anniversary of the date hereof unless the Lenders, in their sole discretion and without any obligation to do so, extend such date in writing.

                      (ii) All Accommodations are payable ON DEMAND. Any Lender may, at any time and in its sole discretion, demand payment of all amounts owing to the Lenders under the PMCT Facility, provided that
                                                                --------
          any Lender not then making such demand for payment with respect to Accommodations made by it may waive such demand with respect only to the Accommodations made by it. In addition, those Lenders having a pro
                                                                             ---
          rata share of the Accommodations at least equal to sixty-seven percent
          ----
          of the Accommodations (the "REQUIRED LENDERS") may at any time in
                                      ----------------
          their sole discretion demand that the Borrower prepay in cash all or any part or fraction of the undrawn amount available for drawing under any issued and outstanding L/C or the obligations secured by such L/C by delivery to the

          Agent. Each Lender demanding payment of any outstanding amounts owing to the Lenders under the PMCT Facility or prepayment of any undrawn amounts available for drawing under any issued and outstanding L/C or of any obligations secured by such L/C shall promptly notify the Borrower of the reason for such demand.

               (iii) Upon the occurrence of a Bankruptcy Event, all obligations and liabilities of Borrower to the Lenders with respect to the Accommodations, including, without limitation, the obligation to prepay any and all amounts available for drawing under any issued and outstanding L/C and all other obligations and liabilities of Borrower to the Lenders arising under this letter agreement (the "PMCT LETTER
                                                                   -----------
          AGREEMENT") or any agreements, instruments or documents executed in
          ---------
          connection herewith (collectively with the PMCT Letter Agreement, the "PMCT FACILITY DOCUMENTS") shall become immediately due and payable.
           -----------------------
          "BANKRUPTCY EVENT" means any event pursuant to which Borrower makes an
           ----------------
          assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of Borrower or of any substantial part of its assets or commences any case or other proceeding relating to Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize, or in furtherance of, any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against Borrower and Borrower shall indicate its approval thereof, consent thereto or acquiescence therein, or a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted.

          (f)  PRICING: The following will apply until further notice by the
Agent:

               (i) Demand Loans: Subject to paragraph 1(f)(v) hereof, the annual
                   ------------
          rate of interest on the unpaid principal balance of Demand Loans from time to time outstanding shall be equal to either (i) the Base Rate plus five-eighths of one percent (5/8%) per annum or (ii) the
          ----
          Eurodollar Rate for
          the applicable interest period plus two percent (2%) per annum, as
                                         ----
          such rates are selected by Borrower pursuant to Section 1(g) hereof, in each case computed on the basis of a 360-day year. Interest calculated by reference to the Base Rate shall be payable quarterly in arrears. Interest calculated by reference to the Eurodollar Rate shall be payable at the end of any applicable interest period selected by Borrower for such Demand Loan pursuant to Section 1(g) hereof. "BASE RATE" means the higher of (a) the annual rate of interest
           ---------
          announced from time to time by FNBB as its "base rate" at its head office in Boston, Massachusetts or (b) 1/2% above the overnight federal funds rate from time to time in effect; provided, that such
                                                          --------
          rate may not be the lowest rate at which funds are made available to customers of FNBB at such time. "EURODOLLAR RATE" means for any
                                            ---------------
          interest period of one, two or three months (as selected by Borrower pursuant to Section 1(g) hereof), the annual rate of interest (rounded upwards, if necessary, to the nearest 1/16th of 1%) determined by the Agent at or about 10:30 a.m., Boston time, two Business Days on which Lenders are able to conduct eurodollar transactions preceding the first day of such interest period, as being (a) the average of the per annum rates at which deposits of United States dollars are offered to the Agent by prime banks in any lawful recognized market selected by the Agent, in its sole discretion acting in good faith and in accordance with its usual practice, in which United States dollars are offered by banking institutions to each other for delivery on the first day of such interest period for the number of days comprised therein and in an amount equal (as nearly as may be) to the amount of the Demand Loan to be subject to such Eurodollar Rate divided by (b)
                                                                -------
          one minus the Reserve Rate.  The "RESERVE RATE" for any date is the
                                            ------------
          maximum percentage (expressed as a decimal) in effect on such date at which the Agent is required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System against "EUROCURRENCY LIABILITIES". The Reserve Rate shall be adjusted
           ------------------------
          automatically on and as of the effective date of any change therein.

                (ii) Letters of Credit.
                     -----------------

                     (x) For the issuance of an L/C, Borrower shall pay to any Lender issuing such L/C (in such capacity, the "ISSUING LENDER"), for
                                                          --------------
          the pro rata accounts of the Lenders participating in such L/C, a fee
              --------
          equal to the greater of (A) 1-1/2% per annum of the maximum drawing amount of such L/C calculated for the period during which such L/C is outstanding or (B)

          1/4% flat of the maximum drawing amount of such L/C, such fee to be estimated and payable upon the issuance of such L/C and any unpaid balance of such fee to be payable upon any drawing under, and upon the expiration or termination of, such L/C.

                    (y) In addition to the fees set forth in clause (x) above,
               Borrower shall pay to the Issuing Lender for its own account an additional issuance fee of $100 per L/C, payable on the date of issuance thereof, and such other fees and charges customarily charged by the Agent in respect of L/Cs.

               (iii) Overdue Amounts. All overdue amounts payable with respect
                     ---------------
          to the Demand Loans and reimbursement obligations in respect to drawn L/Cs shall bear interest payable on demand at a rate per annum equal to four percent above the Base Rate from the date of such nonpayment until paid in full and whether before or after the entry of judgment thereon.

               (iv) Charges to the Borrower's Accounts.  Borrower authorizes the
                    ----------------------------------
          Agent and the Lenders to charge Borrower's account at any of the Lenders for any interest and fees stated herein and due and payable by Borrower; provided that in the absence of a demand for payment of the
                    --------
          Accommodations or in the case of undrawn amounts available for drawing under any L/C or the obligations secured by such L/C, prepayment, of such amounts, the Agent or the Lender charging such account shall give Borrower prior notice of its intention to do so.

               (v) Limitation on Interest.  It is the intention of the parties
                   ----------------------
          hereto that the Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to the Agent or any Lender under applicable laws then, in that event, notwithstanding anything to the contrary in this PMCT Letter Agreement or any other PMCT Facility Document, it is agreed that the aggregate of all consideration which constitutes interest under any law applicable to the Agent or any Lender that is contracted for, taken, reserved, charged or received by such Lender under this PMCT Letter Agreement or under any other PMCT Facility Document shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by the Agent or such Lender to the principal amount of the Demand Loans or, if the principal amount of the Demand

          Loans shall have been or would thereby be paid in full, refunded by the Agent or such Lender to Borrower.

               (vi) No pricing applicable to any particular outstanding Accommodation shall be changed after the making or issuance of such Accommodation without Borrower's written consent. Notwithstanding the above, nothing herein shall affect the Lenders' right to demand payment, as set forth herein, in their sole discretion, of such Accommodation and to charge the rate of interest applicable to overdue amounts thereon as set forth in Section 1(f)(iii) if such demand is not met.

          (g)  PROCEDURES FOR REQUESTING ACCOMMODATIONS: The following
               ----------------------------------------
procedures will assist the Lenders in considering Borrower's requests for
Accommodations:

               (i)  To Request a Demand Loan:  To request a Demand Loan, the
                     ------------------------
          Borrower shall, in a notice to the Agent in the form of Exhibit B
                                                                  ---------
          hereto (a "DEMAND LOAN NOTICE"), delivered no later than 11:00 a.m.
                     ------------------
          Boston, Massachusetts time (x) on the Business Day on which the Demand Loan is requested to be made if it is to bear interest calculated by reference to the Base Rate and (y) three Business Days prior to the day on which the Demand Loan is requested to be made if it is to bear interest calculated by reference to the Eurodollar Rate, specify the amount of such Demand Loan, whether such Demand Loan is to bear interest calculated by reference to the Base Rate or to the Eurodollar Rate and, if such Demand Loan is to bear interest calculated by reference to the Eurodollar Rate, the interest period to be applicable thereto which may be one, two or three months and shall also specify the Business Day on which the Demand Loan then requested is to be made;

               (ii)  To Request a Letter of Credit: To request an L/C, Borrower
                     -----------------------------
          shall submit to the Agent a completed letter of credit application in substantially the form of Exhibit C hereto or, if the Agent shall
                                    ---------
          designate, upon prior notice to the Borrower, any Lender other than FNBB to be the Issuing Lender with respect to such requested L/C, in the form of letter of credit application requested by such Lender. In the event that any provision of the letter of credit application shall be inconsistent with any provision of this PMCT Letter Agreement, then the provisions of this PMCT Letter Agreement shall, to the extent of any such inconsistency, govern; and

               (iii) Representations, etc.  Any request for an Accommodation
                     --------------------
          shall automatically constitute a certification that the representations and warranties contained in Schedule 2 hereof are
                                                      ----------
          true and correct on the date of such request and that all guidelines set forth in Schedule 4 attached to this PMCT Letter Agreement on the
                       ----------
          date of such request have been and are met, unless otherwise set forth in a writing submitted by Borrower in connection with the request for the corresponding Accommodation. Disclosure that Borrower has not met or does not meet such guidelines shall in no way affect the Lenders' right to demand payment or prepayment of any Accommodation or any obligation secured by any L/C, as set forth herein, in their sole discretion or to refuse to make or issue an Accommodation in their sole discretion.

          (h) PAYMENTS: All payments due with respect to the Accommodations,
              --------
including, without limitation, prepayments of any undrawn amounts available for drawing under any L/C or of the obligations secured by such L/C, shall be made to the Agent or, with respect to an L/C, the Issuing Lender, for the respective accounts of the Lenders and the Agent, and shall be paid to the Agent or such Issuing Lender at the address set forth on the signature page of this PMCT Letter Agreement for notices to the Agent and such Issuing Lender or at such other address as the Agent or Issuing Lender may from time to time designate, in each case in immediately available funds.

          (i) ACCOMMODATIONS: All Accommodations or transactions related thereto
              --------------
must meet the following criteria in addition to any other requirements that may be imposed by the Lenders in their sole discretion from time to time:

               (i) Copies of all applicable written purchase and sale contracts for the purchase and sale of crude oil in form acceptable to the Agent and other relevant third party documentation must be provided to the Agent and the Lenders prior to the issuance or advance of any Accommodation securing Borrower's obligation in connection with such transaction;

               (ii) The obligations of the third party purchaser in any matched purchase and sale transaction for which an L/C is to be issued shall be secured in an amount at least equal to 100% of the maximum drawing amount of such L/C by any combination of cash, Cash Equivalents, accounts receivable approved by the Agent, or accounts receivable secured by letters of credit from acceptable financial institutions advised through the Agent;

               (iii) Notification of the assignment to the Issuing Lender, as agent for the Lenders, of the proceeds of a sale contract relating to a purchase and sale transaction for which an Accommodation is to be issued or made has been or will be, prior to the making or issuance of the Accommodation, accomplished by the following means:

               (A)       Borrower has notified or will, promptly, and in any
                    event prior to the making or issuance of the related Accommodation, notify the account debtor on such sale contract in writing, either by separate correspondence and/or in Borrower's sales contract, of the assignment to the Issuing Lender, as agent for the Lenders, of proceeds of such sale contract and has given or will, prior to the making or issuance of the Accommodation, give irrevocable instructions to such account debtor to make payment on such sale contract, without offset or counterclaim unless the Lenders, through the Agent, have given their specific prior approval for the Borrower to give effect to any net-out or offset agreements, to Borrower's account at the Issuing Lender, as agent for the Lenders, by wire transfer; and

               (B)       Agent shall notify such account debtor of the
                    assignment of such sale contract and the proceeds relating thereto to the Issuing Lender, as agent for the Lenders, and of Borrower's instruction to pay such proceeds, without offset or counterclaim, unless the Lenders, through the Agent, have given their specific prior approval for the Borrower to give effect to any net-out or offset agreements, to Borrower's account at the Issuing Lender, as agent for the Lenders, by wire transfer.

               (iv) Borrower shall endeavor, and Agent shall be satisfied that Borrower has endeavored, to include the notification and instructions referred to in clause (i)(iii)(A) above in such Borrower's sales contracts;

               (v) Notification of the assignment to the Issuing Lender, as agent for the Lenders, of the proceeds of each letter of credit securing a sale contract relating to a purchase and sale transaction for which an

          Accommodation is to be issued or made has been or will, prior to the making or issuance of the Accommodation, be accomplished by the following means:

               (A)       Borrower has notified the issuer of such letter of
                    credit in writing of the assignment of such proceeds to the Issuing Lender, as agent for the Lenders, and has given irrevocable instructions to such issuing bank to pay such proceeds, without offset or counterclaim unless the Lenders, through the Agent, have given their specific prior approval for the Borrower to give effect to any net-out or offset agreements, to such Borrower's account at the Issuing Lender, as agent for the Lenders; and

               (B)       Borrower or such issuer has delivered the original of
                    such letter of credit to the Issuing Lender, as agent for the Lenders.

               (vi) Funds from any account debtor with respect to a sale contract in a purchase and sale transaction for which an L/C was issued which are received in advance of payment under such L/C shall be maintained as cash collateral with the Issuing Lender, as agent for the Lenders, for such L/C and shall be paid over and delivered to Borrower upon expiration (without drawdown) of such L/C unless the Lenders have demanded payment of any Accommodations, or prepayment of any undrawn amounts available for drawing under any other L/C or of the obligations secured thereby, as permitted herein, and such demand has not been met;

               (vii) Payments made to suppliers under outstanding L/Cs will be made through the Issuing Lender, as agent for the Lenders, by wire transfer with reference to the corresponding L/C to facilitate the reduction or cancellation of such L/C; and

               (viii) Marine cargo, transportation, and other insurance as appropriate, shall name the Agent or Issuing Lender as loss payee or co-loss payee to the extent of its interest in any purchase and sale transaction for which an Accommodation has been made or issued.

          (j) REPORTING AND INSPECTION REQUIREMENTS:  For so long as any
              -------------------------------------
to request any Accommodations under this PMCT Letter Agreement and to enable the Lenders to carry out an ongoing financial review of Borrower, Borrower shall furnish each of the Lenders with the following:

               (i) within 45 days following the end of each month, a monthly unaudited balance sheet and income statement, prepared in accordance with GAAP, subject to year-end adjustments, together with a certificate regarding the financial and other guidelines set forth in
          Schedule 4 to this Marketing Letter Agreement (the "FINANCIAL AND
          ----------                                          -------------
          OTHER GUIDELINES") in the form attached as Exhibit D hereto (and
          ----------------                           ---------
          showing calculations for the financial performance guidelines set forth in paragraphs (i), (ii) and (iii) of Schedule 4 hereto)
                                                     ----------
          demonstrating that the Borrower has met, or has not met, as applicable, such operating guidelines, signed by the Borrower's chief financial officer or principal accounting officer;

               (ii) within 120 days following Borrower's fiscal year end, audited balance sheets and statements of income and retained earnings from Price Waterhouse L.L.P. or, in lieu of Price Waterhouse L.L.P., an independent public accounting firm selected by Borrower and acceptable to the Agent, prepared in accordance with GAAP;

               (iii) on a daily basis, MERC position reports of Borrower as of the end of the immediately preceding Business Day and, at such other intervals as the Agent may request, reports of inventory held by Borrower;

               (iv) as soon as possible and in any event prior to the date requested for the issuance of L/Cs hereunder on a monthly basis, a monthly scheduling forecast report listing purchases, sales and exchange volumes, counterparties, pricing indices and other information relating to crude oil purchases and exchanges for the next month, together with copies of purchase and sales contracts and an estimate of the gross profit margin and operating income for such month;

               (v) immediate notice of any material adverse change in the business of Borrower, including without limitation, any threatened or pending material litigation against Borrower or any event which may give rise to any material litigation or claim under any environmental law;

               (vi) immediate notice of any material default by Resources with respect to any indebtedness of Resources in excess of $50,000, including defaults under the Resources Credit Agreement;

               (vii)  on a monthly basis, a report of the value, calculated on a marked-to-market basis, of inventory designated by the Borrower as so-called "working inventory" at the Cushing Terminal or as linefill in Cash and Carry Pipelines, provided that Borrower will deliver an
                                       --------
          additional report within two days of any downward fluctuation in the value of such inventory stated in the most recent monthly report by an amount equal to or greater than $500,000;

               (viii) if requested by any of the Lenders, Borrower will furnish to the requesting Lender in connection with any Accommodation hereunder a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U; and

               (ix) such other financial or other information about Borrower as any Lender may request.

     In addition, at least twice per year, and more frequently if requested by the Required Lenders, the Lenders or any of their agents or representatives shall have the right to conduct a commercial finance examination, including the right to examine and make copies and abstracts from the records and books of account of, and visit the properties of, Borrower and to discuss the affairs, finances and accounts of Borrower with any of Borrower's officers, directors and, upon prior written notice to Borrower, independent accountants. All expenses relating to not more than two such commercial finance examinations per year shall be for the account of Borrower, provided Borrower will be responsible for more than two such commercial finance examinations per year if agreed to by the Borrower or if any demand has been made by any Lender for the payment by Borrower of outstanding Accommodations owing to such Lenders, or by the Required Lenders for the prepayment of any undrawn amounts available for drawing under any L/C or of any obligations secured by such L/C, and such demand has not been met or withdrawn.

          (k) FINANCIAL AND OTHER GUIDELINES: In determining whether to issue or
              ------------------------------
extend, as applicable, any Accommodation, and in no way limiting the imposition, from time to time, of other reasonable requirements by the Lenders or the discretionary nature of this PMCT Facility, the Lenders will rely on Borrower's representations and warranties given pursuant to Section 1(g)(iii) that as of the date of each request by Borrower for an Accommodation, each of the Financial and Other Guidelines are met and, up to the date of such request, have been met by Borrower, unless the Lenders have otherwise been notified by Borrower. In order to induce the Lenders to issue or make Accommodations, Borrower hereby agrees to make such representations and warranties pursuant to Section 1(g) hereof and hereby covenants that it will immediately notify the Agent and the Lenders if, at any time, such Financial and Other Guidelines are not then met by Borrower. Whether or not the Financial and Other Guidelines are, at any time, met shall in no way affect the Lenders' ability to demand repayment of any Demand Loans outstanding hereunder or to demand prepayment of any undrawn amounts available for drawing under any L/C or of the obligations secured by such L/C or the Lenders' right to refuse to advance any Accommodations. The Agent, the Lenders and Borrower hereby acknowledge that the Financial and Other Guidelines are meant to provide parameters for Borrower's operations and serve only as a basis for Borrower to keep the Agent and Lenders apprised of the status of its operations.

     2.   GENERAL DOCUMENTATION.  (a) Prior to Borrower's initial request for an
          ---------------------
Accommodation under this PMCT Facility, Borrower shall execute and/or deliver, or cause to be executed and/or delivered, to the Agent and the Lenders (i) a security agreement, in form and substance of Exhibit E hereto and in any event
                                             ---------
sufficient to grant to the Agent a continuing, perfected, first priority lien on all of the assets of Borrower to secure Borrower's obligations with respect to or in connection with the Accommodations, (ii) pledges, in form and substance of Exhibit F hereto, of all of the Borrower's deposit and margin accounts and
---------
acknowledgments of and consents to such pledges from the financial institutions with which such accounts are maintained, (iii) a guaranty by Resources of all of Marketing's payment obligations with respect to or in connection with the Marketing Facility (as defined in the Marketing Agreement), together with a letter of credit issued by a bank acceptable to the Lenders in the face amount of $1,000,000 to secure Resources' obligations under such guaranty, (items (i) through (iii), collectively, the "SECURITY DOCUMENTS"), (iv) promissory notes
                                  ------------------
evidencing Borrower's obligations to repay the Demand Loans and any drawings under the L/Cs (the "NOTES") in form and substance of Exhibit G hereto and (v)
                     -----                            ---------
such other documents and instruments requested by the Agent and the Lenders, including, without limitation those documents and instruments listed on that certain Closing Agenda prepared in connection with the execution of this PMCT Letter Agreement.

          (b) Notwithstanding, the foregoing, any Accommodation which the Lenders, in their sole discretion, may make or issue shall be on such terms and conditions as the

Lenders may require and shall be evidenced by documentation in form and substance satisfactory to the Lenders and shall be subject thereto. If, however, the Lenders shall make or issue any Accommodation and the Lenders shall not specify other terms, conditions or documentation applicable thereto, then such Accommodation shall be subject to the terms and conditions set forth in this PMCT Letter Agreement.

     3.   INDEMNIFICATION.  Borrower shall indemnify and hold harmless the Agent
          ---------------
and each of the Lenders and each of their respective directors, officers, employees and agents from and against (a) any and all damages, losses, liabilities, reasonable costs, and expenses, including, without limitation, reasonable legal, and/or outside accounting, investment banking and other professional fees paid or incurred by the Agent or any of the Lenders, which shall arise out of, result from or in any way relate to any investigation, litigation or proceeding (actual or threatened) relating to the extension of Accommodations under this PMCT Letter Agreement, the PMCT Facility Documents, the PMCT Facility, any Accommodation issued or made hereunder, the violation or alleged violation of any environmental law or involving or respecting any inventory or product sold to or by any Borrower and (b) all related reasonable costs and expenses, including, without limitation, legal, and/or outside accounting, investment banking and other professional fees paid or incurred by the Agent or any of the Lenders in connection with any effort to mitigate or defend against such damages, losses and liabilities, actual or potential, and to otherwise protect the Agent's or any of the Lenders' interests in connection with any matter which may give rise to such damages, losses and liabilities (but excluding any such damages, losses, liabilities, costs and expenses, and related costs and expenses, incurred by reason of the gross negligence or willful misconduct by the person or entity seeking to be indemnified hereunder).
Without prejudice to any of the foregoing provisions of this Agreement, Borrower will on demand by any Lender indemnify such Lender against any losses, costs and expenses which such Lender may at any time or from time to time sustain or incur with respect to any Demand Loan which bears interest calculated by reference to the Eurodollar Rate as a consequence of Borrower's failure to borrow such Demand Loan on the date designated for Borrower therefor or to repay such Demand Loan on the last day of the Interest Period relating thereto or if any principal payment thereof is made, whether before or after demand, on any day other than the last day of the interest period relating thereto, including interest or fees payable by such Lender to Lenders of funds obtained by it in order to maintain such Demand Loan for such interest period. Such losses, costs and expenses shall be determined by such Lender in good faith on a commercially reasonable basis.

     4.   EXPENSES.  Whether or not any Accommodations shall be made hereunder,
          --------
Borrower agrees to pay:

               (i) the reasonable cost of (x) reproducing this PMCT Letter Agreement and the other PMCT Facility Documents and (y) any taxes (including any interest and penalties in respect thereto) or filing fees payable by the Agent or the Lenders (other than taxes based upon the Agent's or any Lender's net income) on or with respect to the transactions contemplated by this PMCT Letter Agreement (the Borrower hereby agreeing to indemnify the Agent and the Lenders with respect thereto);

               (ii) the reasonable fees, expenses and disbursements of the Agent, the Agent's legal counsel and any experts or consultants (which experts or consultants may be employees of the Agent or any Lender) retained by the Agent incurred in connection with the preparation, negotiation or interpretation of this PMCT Letter Agreement and the other PMCT Facility Documents, each Accommodation issued or made hereunder, and each amendment, modification, approval, consent or waiver hereto or hereunder; and

               (iii) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs (which attorneys may be employees of the Agent or such Lender)) incurred by the Agent or the Lenders in connection with (x) the enforcement of this PMCT Letter Agreement, the PMCT Facility or any of the PMCT Facility Documents against the Borrower or the administration thereof, (y) any so-called "work-out" of the Borrowers' obligations with respect to the PMCT Facility, or
          (z) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or the Lenders' relationship with the Borrower or any of its subsidiaries under the PMCT Facility Documents if with respect to any litigation, proceeding or dispute where the Borrowers and the Lenders are adverse parties, the Agent and the Lenders are the prevailing parties. The provisions of this section shall survive payment or satisfaction of payment of amounts owing under or with respect to the PMCT Facility Documents.

     5.   CONSENTS, AMENDMENTS, WAIVERS, ETC.  Except as otherwise expressly
          -----------------------------------
provided in this PMCT Letter Agreement, any consent or approval required or permitted by this PMCT Letter Agreement to be given by the Agent and the Lenders may be given, and any term of this PMCT Letter Agreement or the PMCT Facility Documents may be amended, and the performance or observance by the Borrower of any terms of this PMCT Letter Agreement or the other PMCT Facility Documents may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower, the Agent and the Required Lenders. Neither (a) the provisions of Section 1(e), requiring that the Required Lenders are necessary to make a demand for prepayment of any undrawn amounts available for drawing under any L/C or of any obligations secured by such L/C nor (b) any modification to the defined term "Required Lenders" shall be made without the written consent of the Borrower, the Agent and all of the Lenders.

     6.   ASSIGNMENT.  Any Lender may, with the prior written consent of the
          ----------
Borrowers, the Agent and ING, such consent not to be unreasonably withheld, make an assignment of any portion of its share of the PMCT Facility, provided that the assignee with respect thereto and Borrower shall execute an Instrument of Accession in the form of Exhibit A attached hereto.
                         ---------

     7.   NOTICES, ETC.  Except as otherwise expressly provided herein or in the
          ------------
other PMCT Facility Documents, all notices and other communications made or required to be given pursuant to this PMCT Letter Agreement or the other PMCT Facility Documents to any party hereto shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telecopy, facsimile or telex and confirmed by delivery via courier or postal service at the address set forth for such party on the signature pages hereto or at such other address for notice as such party shall have last furnished in writing to the person giving the notice. Any such notice or demand shall be deemed to have been duly given or made and to have become effective upon receipt thereof.

     8.   DEFINITIONS. Any capitalized term defined herein shall have such
          -----------
meaning in each place it appears herein, including in any schedules and exhibits hereto.

     9.   MISCELLANEOUS.
          -------------

     With respect to Borrower, this PMCT Letter Agreement is for Borrower's information only and Borrower is not to show this PMCT Letter Agreement to, and it is not to be relied upon by, third parties (except that Borrower may file a copy of, or show, or both, as applicable, this PMCT Letter Agreement to the Securities Exchange Commission ("SEC") as required by the SEC) and this PMCT
                                 ----
Letter Agreement creates no rights in any such third party. The Agent and the Lenders shall not disclose the terms of this PMCT Letter Agreement except in accordance with standard and customary banking practices or as required by law or legal practice or to assignees or potential assignees. This PMCT Letter Agreement constitutes the entire understanding among Borrower, the Lenders and the Agent on this subject and supersedes all prior discussions.

     No failure on the part of the Agent or the Lenders to exercise and no delay in exercising, and no course of dealing with respect to any right, power, or privilege under this PMCT Letter Agreement or any of the other PMCT Facility Documents shall operate as a waiver thereof. Any waiver of any provision hereof shall be effective only in the specific instance granted and shall not operate as a continuing waiver of such provision.

     THIS LETTER AGREEMENT AND THE PMCT FACILITY DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CHOICE OF LAW PROVISIONS). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS PMCT LETTER AGREEMENT OR ANY RELATED DOCUMENT OR INSTRUMENT MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. BORROWER CONSENTS TO SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID AND RETURN RECEIPT REQUESTED, AT THE ADDRESS FOR BORROWER SPECIFIED IN SECTION 7 HEREOF. SERVICE OF PROCESS SERVED IN THE MANNER SET FORTH IN THE PRECEDING SENTENCE SHALL BE EFFECTIVE FIVE BUSINESS DAYS AFTER THE DATE ON WHICH SUCH SERVICE OF PROCESS IS SENT AS PROVIDED ABOVE; PROVIDED THAT SUCH FIVE BUSINESS
                                              --------
DAY PERIOD SHALL NOT APPLY IF THE AGENT OR ANY LENDER TAKES ANY ACTION OR FILES ANY MOTION, AND SHALL NOT PREVENT THE AGENT OR ANY LENDER FROM TAKING ANY ACTION, OR FILING ANY MOTION, SEEKING AN INJUNCTION OR OTHER EMERGENCY ORDER OR RELIEF WITHOUT REGARD TO THE FIVE BUSINESS DAY PERIOD PROVIDED FOR IN THIS SENTENCE AND SUCH ACTION OR MOTION WILL NOT BE CONSIDERED TO BE EX PARTE EXCEPT
                                                                --------

AS OTHERWISE PROVIDED BY APPLICABLE LAW.

     EACH OF THE AGENT, THE LENDERS AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS LETTER AGREEMENT OR ANY OTHER PMCT FACILITY DOCUMENT OR ANY RIGHT OR OBLIGATION HEREUNDER OR THEREUNDER. Except as prohibited by law, each of the Agent, the Lenders and the Borrower hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive consequential damages or any damages other than, or in addition to, actual damages. Each of the Agent, the Lenders and the Borrower (i) certifies that no party hereto nor any representative, agent or attorney for any party hereto has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (ii) acknowledges that, in entering into the PMCT Letter Agreement and the other PMCT Facility Documents such parties are relying upon, among other things, the waivers and certifications contained in this (S)9.

     Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees, agents and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by Borrower or Resources as being confidential at the time the same is delivered to Agent or such Lender, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for Agent or any Lender, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which Agent or any Lender is a party or (v) to any assignee or participant (or prospective assignee participant) so long as such assignee or participant (or prospective assignee or participant) first enters into a confidentiality agreement with Agent or such Lender; and provided further that in no event shall Agent or any Lender be required to return any materials furnished by Borrower or Resources.

     This PMCT Letter Agreement may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one agreement.
In proving this PMCT Letter Agreement, it shall not be necessary to produce more than one such counterpart executed by the party to be charged. The provisions of this PMCT Letter Agreement are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction.

  Please acknowledge your understanding of the above by signing and returning the enclosed copy of this letter.

                             Sincerely,

                             THE FIRST NATIONAL BANK OF BOSTON,
                             Individually and as Agent


                             By:       /s/ Christopher H. Holmgren
                                     --------------------------------
                             Name:     /s/ Christopher H. Holmgren
                                     --------------------------------
                             Title:    Vice President
                                     --------------------------------


                             Address:  100 Federal Street, 01-08-02
                                  Boston, Massachusetts 02110
                               Attention:  Christopher H. Holmgren,
                                           Vice President
                             Fax:          (617) 434-4067


                             INTERNATIONALE NEDERLANDEN
                             (U.S.) CAPITAL CORPORATION


                             By:       /s/ Robi Artman-Hodge
                                     --------------------------------
                             Name:     Robi Artman-Hodge
                                     --------------------------------
                             Title:    Managing Director
                                     --------------------------------

                             Address:  135 East 57 Street
                                  New York, New York  10022
                               Attention:
                             Ms. Robi Artman-Hodge
                             Managing Director
                             Fax:  (212) 593-3362
                             with a copy to:

Accepted and Agreed to:

PMCT INC.



By:         /s/ Phil Kramer
           ---------------------
Name:           Phil Kramer
           ---------------------
Title:          Vice President
           ---------------------

Address:      1600 Smith Street
              Houston, Texas  77002
   Attention: Mr. Phillip D. Kramer
Fax:          (713) 654-1523